UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2017

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Departure of Directors

Xerox Corporation (the “Company”) announced that it has increased the size of its Board from eleven to thirteen members and appointed each of Gregory Q. Brown and Jeffrey Jacobson to the Company’s Board effective January 26, 2017. Mr. Brown will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2016. Mr. Jacobson is the Chief Executive Officer of the Company and will not receive any additional compensation for his role as a director. A copy of the press release regarding Mr. Brown’s and Mr. Jacobson’s election is being furnished as Exhibit 99.1 hereto.

As of the date hereof there are no transactions between either Mr. Brown or Mr. Jacobson, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

The Company also announced that two of its current directors, Ursula M. Burns and Richard J. Harrington, have decided to retire at the 2017 annual meeting of shareholders and will not stand for re-election. The size of the Board will be reduced from thirteen to eleven members at that time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Registrant’s press release dated January 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ D. H. Marshall
Douglas H. Marshall
Date: January 27, 2017		Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated January 27, 2017